EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Dan Chicoine

Tom Perez

Gabriel Technologies

Wick’s Truck Trailers, Inc.

866.WARLOK1 ext. 100

402.895.5555

dchicoine@gabrieltechnologies.com

tperez@wickstt.com

GABRIEL TECHNOLOGIES TIGHTENS SECURITY FOR NATION’S LARGEST WABASH TRUCKING TRAILER DEALERSHIP

Omaha, Neb, Feb. 14, 2005 – Gabriel Technologies Corp (NASD OTCBB: GWLK), founders of the WAR-LOK™ transportation security product line, has signed a partnership with Wick’s Truck Trailers, the nation’s largest Wabash Trailer dealership, giving Wick’s distribution rights for the WAR-LOK™ t-Series (trucking).

In addition to offering truck and trailer parts, Wick’s Truck Trailers will now market and distribute several WAR-LOK™ t-Series products including:  the TAB-10 (truck air brake lock), the TKP-10 (trailer king pin lock), the TGH-10 (trailer glad hand lock), the TL-10 (trailer rear door lock) and the TH-10 (trailer rear door hasp).  Wick’s Truck Trailers will also offer the WAR-LOK i-Series (intermodal) to limited customers.

“We are excited that Wick’s has taken this opportunity to offer its customers our WAR-LOK™ cargo security product line.  This distribution agreement represents our focused business model of identifying key partners with a proven footprint in the industry to represent our WAR-LOK™ product line to their existing customers,” said Don Whatcott, general manager of sales for Gabriel Technologies.

 “We have seen an increasing need for additional security protocol in our country’s trucking industry, as well as worldwide,” said Tom Perez, part, sales and marketing manager of Wick’s Truck Trailers.  “It is a natural fit that Gabriel Technologies, an Omaha-based manufacturer, and Wick's Truck Trailers, an Omaha-based nationwide supplier of truck and trailer parts, form a business partnership.”

The WAR-LOK™ security system was designed to address the needs of today’s intermodal/marine, trucking and rail industries. Recognizing the need to effectively reduce opportunistic theft within the shipping/transportation environment, Gabriel Technologies worked closely with industry security leaders to design a true barrier and indicative security product that provides proven deterrence to theft and terrorism and is logistically realistic to implement.

About Wick’s Truck Trailers, Inc.:

Founded in 1978, Wick's Truck Trailers has grown to be the one of the leading suppliers of aftermarket truck and trailer parts in the Midwest. Our commitment to clients is to help them add value to their business by supplying the quality products they demand, while helping increase their margins. Take a look at why so many companies rely on Wick's to meet their needs:

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Professional service that puts your needs first

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Experienced team dedicated to getting results

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Centrally located for faster delivery

About Gabriel Technologies Corporation:
Gabriel Technologies of Omaha, Neb, develops proprietary technology for, and manufactures and sells, a series of physical locking systems for the transportation/shipping industry collectively known as the WAR-LOK™ Security System. Security within the transportation/shipping industry has evolved substantially in recent years due to the increased risks in theft and terrorism. In the United States alone cargo theft accounts for $15 billion in annual losses.

With the implementation of our award winning physical security product line, the WAR-LOK™, Gabriel Technologies now provides the transportation/shipping industry cost efficient security measures to prevent theft and other security problems that affect our nation and global economy. Homeland security is Gabriel’s top priority and the company is poised with a proven product line to help deter terrorists who try to threaten our nation’s security and disrupt the flow of commerce.

Gabriel Technologies’ mission is clear, to provide the highest quality security products available to the transportation and shipping industry – by creating innovative, proven technologies that can be implemented on a realistic basis in today’s post 9/11 economy. For more information visit us on the web at www.gabrieltechnologies.com.

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